As filed with the Securities and Exchange Commission on April 21, 1998.
                Registration Statement No. 333-________

        SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, DC 20549

                FORM S-8 REGISTRATION
           STATEMENT UNDER THE SECURITIES
                    ACT OF 1933

                CHESAPEAKE CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia                                  54-0166880
(State or other jurisdiction of      (I.R.S.Employer
incorporation or organization)       Identification Number)


                1021 East Cary Street, Box 2350
                 Richmond, Virginia  23218-2350
(Address of principal executive office, including zip code)

                       CHESAPEAKE CORPORATION
                     DIRECTORS' STOCK OPTION AND
                     DEFERRED COMPENSATION PLAN
                      (Full title of the Plan)


                     J. P. Causey Jr., Esq.
          Senior Vice President, Secretary & General
                  Counsel Chesapeake Corporation
                1021 East Cary Street, Box 2350
                 Richmond, Virginia  23218-2350
                          (804) 697-1000
(Name, address, including zip code, and telephone number including area code, of agent for service)

                   With copies to:

                Hugh V. White, Jr., Esq.
                   Hunton & Williams
                 951 East Byrd Street
             Richmond, Virginia  23219-4074
                    (804) 788-8200

                CALCULATION OF REGISTRATION FEE

                           Proposed
                           maximum      Proposed   Amount
Title of                   offering     maximum    of
securities     Amount      price        aggregate  regist-
to be          to be       per          offering   ration
registered (1) registered  share(2)     price(2)   fee

Common Stock,  400,000     $35.50  $14,200,000.00  $4,189.00
$1.00 par      shares
value per
share

(1)  Each share of Common Stock is accompanied by one
Preferred Share Purchase Right.
(2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $35.50 per share, which was the average of the high and low prices of the Common Stock on the New York Stock
Exchange on April 14, 1998, as reported in the Wall
Street Journal.

                  PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

  Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan

Annual Information.

     Not required to be filed with the Commission.

                       PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Chesapeake
Corporation (the "Company") with the Commission (File
No. 1-3203) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and (ii) the description of the Company's
Common Stock (the "Common Stock") contained in a registration statement filed under the Securities
Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.


     All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors
and Officers.

     The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1
697 and 13.1-702 of the Virginia Stock Corporation
Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.
In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The
Company's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct.
Section 13.1-692.1 of the Virginia Stock Corporation
Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

4.2 Bylaws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference).

4.3  Rights Agreement, dated as of March 15,
     1998, between the Company and Harris Trust and Savings Bank, as rights agent (filed as Exhibit 1 to the Company's Registration
     Statement on Form 8-A dated March 13, 1998, and incorporated herein by reference).

4.4  Chesapeake Corporation Directors' Stock
     Option and Deferred Compensation Plan
     (filed as Exhibit 10.10 to the Company's
     Annual Report on Form 10-K for the year
     ended December 31, 1996, and incorporated herein by reference).

5    Opinion of Hunton & Williams as to the
     legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of Coopers & Lybrand.

24 Power of Attorney (included on signature page).

Item 9.  Undertakings.

    (a)  The undersigned registrant hereby
         undertakes:

          1.   To file, during any period in which
          offers or sales are made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus
          required by Section 10(a)(3) of the
          Securities Act;

               (ii) To reflect in the prospectus any
          facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)     To include any material
          information with respect to the plan of
          distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2.   That, for the purpose of determining
     any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.   To remove from registration by means
     of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section
13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

     Pursuant to the requirements of the Securities
Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 14th day of April, 1998.

                          CHESAPEAKE CORPORATION

                          By: /s/ Thomas H. Johnson
                             Thomas H. Johnson
                             Director; President &
                             Chief Executive Officer

     Pursuant to the requirements of the Securities
Act, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of April, 1998. Each person whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the Registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

     Signature and Title      Signature and Title


By:______________________     By: /s/ Wallace Stettinius
   M. Katherine Dwyer            Wallace Stettinius
   Director                      Director

By: /s/ J. Carter Fox         By: /s/ John Hoyt Stookey
   J. Carter Fox                 John Hoyt Stookey
   Chairman of the Board         Director
   of Directors

By: /s/ Robert L. Hintz       By: /s/ Richard G. Tilghman
   Robert L. Hintz               Richard G. Tilghman
   Director                      Director

By: /s/ Thomas H. Johnson     By: /s/ Joseph P. Viviano
   Thomas H. Johnson             Joseph P. Viviano
   Director; President &         Director
   Chief Executive Officer

By: /s/ William D. McCoy      By: /s/ Harry H. Warner
   William D. McCoy              Harry H. Warner
   Director                      Director

By: /s/ John W. Rosenblum     By: /s/ William T. Tolley
   John W. Rosenblum             William T. Tolley
   Director                      Group Vice President -
                                   Finance & Chief
                                   Financial Officer


By: /s/ Frank S. Royal        By: /s/ Christopher R. Burgess
   Frank S. Royal                Christopher R. Burgess
   Director                      Controller

                    EXHIBIT INDEX



                                      Sequentially
Exhibit No.     Description           Numbered Page

4.1           Amended and Restated
              Articles of Incorporation
              of the Company
              (filed as
              Exhibit 3.1 to
              the Company's
              Annual Report on
              Form 10-K for
              the year ended
              December 31,
              1989, and
              incorporated
              herein by
              reference).

4.2           Bylaws of the
              Company
              (filed as
              Exhibit 3.2 to
              the Company's
              Annual Report on
              Form 10-K for
              the year ended
              December 31,
              1996, and
              incorporated
              herein by
              reference).

4.3           Rights Agreement,
              dated as of March 15,
              1998, between
              the Company and
              Harris Trust and
              Savings Bank, as
              rights agent
              (filed as
              Exhibit 1 to
              the Company's
              Registration
              Statement on
              Form 8-A dated
              March 13, 1998,
              and incorporated
              herein by
              reference).

4.4           Chesapeake Corporation
              Directors' Stock
              Option
              and Deferred
              Compensation
              Plan (filed as
              Exhibit 10.10 to
              the Company's
              Annual Report on
              Form 10K for the
              year ended
              December 31,
              1996, and
              incorporated
              herein by
              reference).

5             Opinion of Hunton &
              Williams as to
              the legality of the
              securities being
              registered.

23.1          Consent of Hunton &
              Williams
              (included in the
              opinion filed as
              Exhibit
              5 to the
              Registration
              Statement).

23.2          Consent of
              Coopers &
              Lybrand.

24            Power of Attorney
              (included on
              signature page).